UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: June 11, 2014
(Date of earliest event reported)

Forbes Energy Services Ltd.
(Exact Name of Registrant as Specified in Its Charter)

Texas	001-35281	98-0581100
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3000 South Business Highway 281 Alice, Texas		78332
(Address of Principal Executive Offices)		(Zip Code)

(361) 664-0549

(Registrant's Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 11, 2014, Janet L. Forbes, a director of Forbes Energy Services Ltd. (the “Company”), concluded her term on the Board of Directors of the Company and did not stand for re-election at the Company’s 2014 annual meeting of shareholders.  The decision of Ms. Forbes to retire from the Board of Directors did not involve any disagreement with the Company.

The Board of Directors determined not to fill the vacancy created by Ms. Forbes’s retirement and to reduce the size of the Board of Directors from seven to six members, in accordance with the Company’s Bylaws, effective on Ms. Forbes' retirement on June 11, 2014.

Item 5.07 – Submission of Matters to a Vote of Security Holders

On June 11, 2014, the Company held its 2014 annual meeting of shareholders. The matters voted upon and the results of the voting were as follows:

Proposal No. 1:  Our shareholders re-elected Dale W. Bossert, Travis H. Burris, John E. Crisp, Charles C. Forbes, Jr., Ted A. Izatt and William W. Sherrill as directors of the Company;

Director Nominee	For	Withheld	Broker Non-Votes
Dale W. Bossert	7,287,211	326,850	5,929,483
Travis H. Burris	7,287,211	331,850	5,929,483
John E. Crisp	7,287,211	326,850	5,929,483
Charles C. Forbes, Jr.	7,287,211	326,850	5,929,483
Ted A. Izatt	7,287,211	326,850	5,929,483
William W. Sherrill	7,287,211	326,850	5,929,483

Proposal No. 2:  Our shareholders approved a proposal to ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014;

For	Against	Abstain	Broker Non-Votes
13,530,346	13,198	-	-

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Forbes Energy Services Ltd.

Date: June 17, 2014            By: /s/ L. Melvin Cooper
             L. Melvin Cooper
             Senior Vice President and Chief Financial Officer